UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 9, 2017

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 9, 2017, Hudson Technologies, Inc. (the “Company”) and its wholly-owned subsidiary, Hudson Holdings, Inc. (“Holdings”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among Airgas, Inc. (“Seller”), Holdings and the Company. The Purchase Agreement provides for the sale (the “Sale”) by Seller to Holdings of all of the outstanding stock of Airgas-Refrigerants, Inc., a Delaware corporation (“ARI”).

Pursuant to the Purchase Agreement, at closing Holdings will acquire all of the outstanding shares of capital stock of ARI for aggregate cash consideration of $220 million, subject to closing and post-closing adjustments. As provided in the Purchase Agreement, the aggregate consideration payable by Holdings at closing is subject to adjustment (upward or downward): (i) based upon changes in the net working capital of ARI as of the closing relative to a net working capital target and (ii) based upon the actual amount of specified types of R-22 refrigerant inventory on hand at closing relative to a target amount thereof. The Purchase Agreement also provides for a post-closing true-up of these closing adjustments and a $0.8 million credit for a specified capital project.

In addition, promptly following the closing, Seller will purchase from Holdings, at a price per pound of $21.00, the greater of (x) any R-22 inventory delivered at the Closing in excess of 7,000,000 pounds and (y) 200,000 pounds of R-22 inventory delivered at the Closing (the “Initial Inventory Purchase”). For a period of two (2) years following the closing, Holdings shall have the option to repurchase from Seller any or all such remaining unsold R-22 inventory contained in the Initial Inventory Purchase, at a price per pound of $21.00.

Seller, Holdings and the Company have made customary representations and warranties, covenants and indemnities in the Purchase Agreement. The transaction is subject to specified closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”), the absence of injunctions or restraints imposed by governmental entities, and consummation by the Company of contemplated debt financing.

The Purchase Agreement also contains certain termination rights for both Holdings and the Seller, including a termination right for either party if any of the mutual closing conditions or closing conditions of the terminating party are not fulfilled by February 9, 2018 (the “Outside Date”) and such failure is not due to the terminating party’s failure to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by it prior to the closing. The Purchase Agreement may also be terminated by Holdings, if Holdings is not then in material breach of any provision of the Purchase Agreement or the other related agreements, and there has been a failure to perform any covenant made by the Seller pursuant to the Purchase Agreement or the other related agreements that would, in the aggregate, give rise to a Material Adverse Effect (as defined in the Purchase Agreement), and such breach, inaccuracy or failure cannot reasonably be expected to be cured by the Seller prior to the Outside Date. Furthermore, the Purchase Agreement may be terminated by the Seller if the Seller is not then in material breach of any provision of the Purchase Agreement or the other related agreements, and there has been a failure to perform any covenant made by Holdings pursuant to the Purchase Agreement or the other related agreements, and such breach, inaccuracy or failure cannot reasonably be expected to be cured by Holdings prior to the Outside Date.

In the event that the Purchase Agreement is terminated by Holdings or Seller solely because of the inability to obtain HSR approvals or Holdings’ failure to obtain the contemplated debt financing, Holdings would be required to pay to Seller a termination fee of $8.5 million (the “Termination Fee”). The Company has guaranteed the obligations of Holdings under the Purchase Agreement.

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The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about the Company or any other entity. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Holdings, ARI or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company, Holdings, ARI and their respective subsidiaries that are included in reports, statements and other filings made with the Securities and Exchange Commission.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete. Additionally, the foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

Item 8.01	Other Events

On August 9, 2017, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Stock Purchase Agreement, dated August 9, 2017, by and among Hudson Technologies, Inc., Hudson Holdings, Inc. and Airgas, Inc.
99.1	Press Release of Hudson Technologies, Inc., dated August 9, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2017

HUDSON TECHNOLOGIES, INC.

By:	/s/ Stephen P. Mandracchia
Name:	Stephen P. Mandracchia
Title:	Vice President Legal & Regulatory Secretary

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